EXHIBIT 5.1
                                                     ------------
                                   July 7, 1999


French Fragrances, Inc.
14100 N.W. 60th Avenue
Miami Lakes, Florida 33014

Ladies and Gentlemen:

     On the date hereof, French Fragrances, Inc., a Florida corporation ("the Company"), sent for filing with the Securities and Exchange Commission (the "Commission"), a Registration Statement on Form S-8 (the "Registration Statement"), under the Securities Act of 1933, as amended. The Registration Statement relates to the offering and sale by the Company of up to 1,922,960 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), pursuant to stock options ("Options") granted or to be granted under the Company's 1995 Stock Option Plan (the "1995 Plan") and the Non-Employee Director Stock Option Plan (the "Non-Employee Director Plan"). I have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement with the Commission.

     In connection therewith, I have examined the Company's Amended and Restated Articles of Incorporation, as amended, and the By-Laws, resolutions of the Board of Directors of the Company and such other corporate documents and records, certificates of public officials and questions of law as I have deemed necessary or appropriate for purposes of this opinion. I have also reviewed the relevant statutory provisions of the Florida Business Corporation Act, and such other legal authority in Florida as I have deemed relevant.

     Based upon and subject to the foregoing, I am of the opinion that the Company presently has sufficient shares of authorized and unissued Common Stock available from which the 1,922,960 shares of Common Stock proposed to be sold pursuant to the exercise of Options granted under the 1995 Plan and the Non-Employee Director Plan may be issued. In addition, assuming that the Company maintains an adequate number of authorized but unissued shares of Common Stock available for issuance to those persons who exercise their Options, and that the consideration for the underlying shares of Common Stock issued pursuant to the Options is actually received by the Company as provided in the 1995 Plan and Non-Employee Director Plan, I am of the opinion that the shares of Common Stock issued pursuant to the exercise of Options granted under and in accordance with the terms of the 1995 Plan and the Non-Employee Director Plan will be duly and validly issued, fully paid and nonassessable.

     I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to me under the caption "Interests of Named Experts and Counsel."

                                 Very truly yours,
                                 /s/ Oscar E. Marina
                                 Oscar E. Marina, Esq.